SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                PremiumWear, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                Delaware                                   41-0429620
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer/Identification No.)


         5500 Feltl Road
         Minnetonka, Minnesota                               55344
----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:       None.


If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check then following box: [X]

Securities to be registered pursuant to Section 12(g) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered
         -------------------                   ------------------------------

         Common Stock, $.01 par value          Nasdaq National Market System

         Preferred Share                       Nasdaq National Market System
         Purchase Rights



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Item 1.           Description of Securities to be Registered.
                  -------------------------------------------

Description of Common Stock:        The description of the Company's Common
                                    Stock as set forth in the Company's
                                    Registration Statement on Form 8-A, filed on
                                    October 15, 1991 and amended on Form 8-A/A on October 24, 1991 and July 20, 1999 (the
                                    "Common Stock 8-A"), is incorporated herein by reference.

Description of Preferred            The description of the Company's Preferred
Share Purchase Rights:              Share Purchase Rights as set forth in the
                                    Company's Registration Statement on Form
                                    8-A, filed on September 22, 1997 (the
                                    "Preferred Share Purchase Rights 8-A"), is incorporated herein by reference.









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




Item 2.           Exhibits.
                  ---------


Certificate of Incorporation, as amended      Filed as Exhibit 2.1 to the
                                              Company's Common Stock 8-A, and
                                              incorporated herein by reference.

Rights Agreement, dated as of July 25, 1997   Filed as Exhibit 1 to the
between the Company and Norwest Bank          Company's Preferred Share Purchase
Minnesota, N.A.                               Rights 8-A and incorporated herein
                                              by reference.











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



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      PremiumWear, Inc.



                                      By   /s/James S. Bury
                                         ---------------------------------------
                                          James S. Bury, Chief Financial Officer

Dated: December 14, 1999